Exhibit 10.6

THIRD AMENDMENT

TO THE

TUESDAY MORNING CORPORATION

2014 LONG-TERM INCENTIVE PLAN

This THIRD AMENDMENT TO THE TUESDAY MORNING CORPORATION 2014 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as January 1, 2021, is made and entered into by Tuesday Morning Corporation, a Delaware corporation (the “Company”).  Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Tuesday Morning Corporation 2014 Long-Term Incentive Plan, as amended (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time; and

WHEREAS, the Board desires to amend the Plan (i) to increase the number of shares authorized for grant pursuant to awards under the Plan and (ii) to change the vesting limitations in the Plan.

NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1.Clause (i) of the first sentence in Section 5.1 is amended by replacing “six million one hundred thousand (6,100,000) shares” with “eight million five hundred thousand (8,500,000) shares.”

2.Section 2.22 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 2.22:

2.22“Exempt Shares” means any Awards granted pursuant to the Plan with more favorable vesting than as set forth in Section 7.2.  No more than five percent (5%) of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1 may be shares designated as “Exempt Shares.”

3.Sections 2.25 and 2.49 are amended by deleting said section in its entirety and substituting in lieu thereof the following new Sections 2.25 and 2.49:

2.25[Reserved]

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2.49 [Reserved]

4.Section 7.2 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 7.2:

7.2Vesting.  Subject to the provisions of this Section 7.2,  the Committee, in its sole discretion, may determine at the time of grant or any time thereafter that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or

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dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan; provided, however, other than Awards that are granted as Exempt Shares: (i) all Awards must vest no earlier than the date that is one (1) year after the Date of Grant and (ii) the vesting of such Awards cannot accelerate except upon (A) the Participant’s death or Total and Permanent Disability; (B) the Participant’s Termination of Service due to Retirement; or (C) in connection with a Change in Control. With respect to Awards made on the date of an Annual Stockholders Meeting to Outside Directors, the one (1) year vesting period required by this Section 7.2 shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the Date of Grant or the first Annual Stockholders Meeting following the Date of Grant (provided that it is not less than fifty (50) weeks following the Date of Grant).  For purposes of this Section 7.2, “Annual Stockholders Meeting” means the annual general meeting of the stockholders of the Company, as established by the Board. Notwithstanding the foregoing and except with respect to vesting in connection with a Change in Control, the Committee may, in its sole discretion, grant Awards with more favorable vesting provisions than set forth in this Section 7.2 or accelerate the date on which all or any portion of an Award may be vested or waive the Restriction Period for Awards at any time, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares.

5.The Plan is further amended by deleting Article 16 in its entirety.

6.Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * * * * *

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

TUESDAY MORNING CORPORATION

By:  /s/ Steven R. Becker

Name: Steven R. Becker

Title:	Chief Executive Officer

Signature Page to the Third Amendment to the

Tuesday Morning Corporation 2014 Long-Term Incentive Plan

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